Exhibit 99.1

Principia Biopharma Reports Positive PRN1008 Phase 2 Top-Line Results and Initiates Phase 3 Pemphigus Program

- Achieved Phase 2 primary endpoint – over 50% of patients

attained Control of Disease Activity within four weeks of starting PRN1008 -

- Demonstrated sustained clinical efficacy at 12 weeks of therapy, a secondary endpoint -

- Initiated global Phase 3 pivotal trial, the PEGASUS study, of PRN1008 in pemphigus -

SOUTH SAN FRANCISCO, Calif., November 29, 2018 – Principia Biopharma Inc. (Nasdaq: PRNB), a clinical-stage biopharmaceutical company dedicated to bringing transformative oral therapies to patients with significant unmet medical needs in immunology and oncology, today announced positive top-line data from the completed open-label Phase 2 trial of PRN1008 in patients with pemphigus (including both pemphigus vulgaris (PV) and pemphigus foliaceus (PF)) and the initiation of a Phase 3 trial of PRN1008 in pemphigus. The primary efficacy endpoint of the Phase 2 trial – Control of Disease Activity (CDA) within four weeks – was achieved by more than 50% of patients and PRN1008 was generally well tolerated. Based on the results of the Phase 2 trial, Principia has initiated the PEGASUS study, a global, randomized, double-blind, placebo-controlled, pivotal, Phase 3 clinical trial of PRN1008 in patients with moderate to severe pemphigus.

“Pemphigus is a debilitating disease with high unmet need. We are encouraged by the efficacy and safety results from the Phase 2 trial and are initiating the Phase 3 trial based on these results. This is a key milestone for Principia, and the next step toward bringing this novel oral therapy to patients in need,” said Martin Babler, Chief Executive Officer of Principia.

“PRN1008 has the potential to effectively treat patients’ disease and significantly reduce dependence on harmful corticosteroid (CS) doses, which have been the mainstay of treatment in this disease, and may usher in a new era of steroid-sparing, oral therapy for patients suffering from the disease,” stated Dr. Dedee Murrell, Professor and Head of the Department of Dermatology at The St. George Hospital Clinical School, University of New South Wales in Sydney, Australia and the lead principal investigator.

The full data from the Phase 2 trial will be submitted for presentation at a future scientific conference.

About the Phase 2 Trial of PRN1008

The Phase 2 trial included 27 patients with pemphigus (including both PV and PF) in an open-label trial to evaluate PRN1008’s potential to induce rapid onset of clinical response, enable tapering and/or avoidance of CS use, and lower autoantibody levels while having minimal and reversible effects on the patient’s immune system. The primary efficacy endpoint was the initial Control of Disease Activity during the first four weeks of therapy, where new lesions cease to form and existing lesions begin to heal, without the need for prednisone-equivalent CS doses greater than 0.5 mg/kg/day. The Phase 2 trial included patients with newly diagnosed or relapsing, mild or moderate pemphigus, for whom an initial period of PRN1008 monotherapy or combination with low doses of CS is judged to be clinically acceptable. PRN1008 was administered orally twice daily with a treatment period of 12 weeks and a post-treatment follow-up period of 12 weeks to patients with PV and a small number of patients whom, although originally diagnosed with PV, had a PF antibody profile. Ninety-five percent of patients had confirmatory anti-desmoglein antibodies. The drug was generally well tolerated. Principia has initiated an extension to this trial to increase the active treatment period from 12 to 24 weeks, with a post-treatment follow-up period of four weeks, and anticipates announcing top-line results of this extension in the second half of 2019.

About the Phase 3 Trial of PRN1008

Principia has initiated a global, randomized, double-blind, placebo-controlled, pivotal, Phase 3 clinical trial, the PEGASUS study, in approximately 120 patients to evaluate PRN1008 versus placebo, using a background treatment of tapering doses of CS. The trial entry criteria include patients with moderate to severe pemphigus who are either newly diagnosed or relapsing with chronic disease. This demographic will potentially represent three quarters of the pemphigus patient population. The primary efficacy endpoint is the ability of PRN1008 to achieve durable complete remission (CR) on very low-dose CS (5 mg/day) after 36 weeks of treatment. Durable CR is defined as a state in which all lesions have healed, and no new lesions have appeared for a period of at least eight weeks. Key secondary endpoints include cumulative CS use and time to CR. After 36 weeks, all patients will be treated with active PRN1008 therapy in an open-label extension period of 24 weeks. PRN1008 has been granted orphan drug designation by the U.S. Food and Drug Administration for the treatment of patients with PV and by the European Commission for treatment of patients with pemphigus.

For more information on the PRN1008 pemphigus trials, please visit the Patients section of Principia’s website.

About PRN1008

PRN1008, Principia’s most advanced drug candidate, is an oral, small molecule, reversible covalent inhibitor of Bruton’s tyrosine kinase (BTK), which is present in the signaling pathways of most types of white blood cells except for T cells and plasma cells. PRN1008 is based on Principia’s proprietary Tailored Covalency® platform to optimize PRN1008’s safety and efficacy profile, resulting in prolonged and reversible action at the target site while being rapidly eliminated from the body. Principia believes this approach limits systemic exposure of PRN1008 and enables rapid clinical reversibility of effects on the immune system, and is thus designed for use as a chronic therapy.

About Pemphigus

Pemphigus is a group of autoimmune diseases driven by pathogenic antibodies to healthy tissue and inflammation. This group of rare, potentially life-threatening, chronic diseases is characterized by acantholysis, or the loss of intercellular adhesion among keratinocytes, which results in erosions and blisters of the skin and mucous membrane. The two major clinical variants are PV and PF. Typically, PV and PF occur in adults between 40 and 60 years old and can require many years of immunosuppressive therapy to control often painful and debilitating symptoms. PV affects both the skin and mucous membrane whereas PF affects only the skin.

The estimated worldwide prevalence of pemphigus is approximately 150,000 to 180,000 patients, with PV representing approximately 80% of the prevalent population in the United States.

About Principia Biopharma

Principia is a clinical-stage biopharmaceutical company dedicated to bringing transformative oral therapies to patients with significant unmet medical needs in immunology and oncology. Principia’s proprietary Tailored Covalency® platform enables Principia to design and develop reversible and irreversible covalent, small molecule inhibitors with potencies and selectivities that have the potential to rival those of injectable biologics yet maintain the convenience of a pill. PRN1008, a reversible covalent BTK inhibitor, is being evaluated in a Phase 3 clinical trial in patients with pemphigus, an orphan autoimmune disease, and in a Phase 2 clinical trial in patients with immune thrombocytopenic purpura, a rare hematological disease. PRN2246, a covalent BTK inhibitor which crosses the blood-brain barrier, has completed a Phase 1 clinical trial in healthy volunteers, and has been partnered with Sanofi for development in multiple sclerosis and, potentially, for other diseases of the central nervous system. PRN1371, a covalent inhibitor of Fibroblast Growth Factor Receptor (FGFR) is being evaluated in a Phase 1 trial in patients with solid tumors. For more information, please visit www.principiabio.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Principia’s expectations regarding the Principia pipeline of product candidates, the commencement of the Phase 3 trial for PRN1008, the status and timing of presenting Phase 2 results for PRN1008, and the completion of the PRN1008 Phase 2 extension trial. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Principia’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the clinical development process and of clinical trial recruitment; risks and uncertainties about the efficacy, safety and tolerability of our product candidates; risks that early research or clinical results may be materially different from future clinical results; risks and uncertainties regarding Principia’s reliance on third-party organizations, such as contract research organizations, contract manufacturing organizations, and partners such as Sanofi; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Principia’s patents or proprietary rights; and the risk that Principia’s proprietary rights may be insufficient to protect its technologies and product candidates. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Principia’s business in general, see the risk factors set forth in Principia’s reports filed with the Securities and Exchange Commission, including its Quarterly report on Form 10-Q for the period ending September 30, 2018. Any forward-looking statements contained in this press release speak only as of the date hereof, and Principia specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Christopher Chai, CFO

ir@principiabio.com

Media Contact

Denise Powell

denise@redhousecomms.com